UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2009

Hythiam, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1500 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 444-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 11, 2009, we amended our amended and restated senior secured note Highbridge International LLC, to extend the maturity date from January 15, 2010 to July 15, 2010, and terminate Highbridge’s redemption rights in the event of a joint venture transaction.  In the amendment we commit to exercising our right to sell our auction rate securities (ARS) in accordance with the terms of the rights offering by UBS AG, who sold them to us, and use the proceeds from the sale to redeem the note.  If we borrow or raise capital, we will use all or a portion of the funds raised to redeem the note at 110%.  We also amended Highbridge’s warrants for 1,840,188 shares of our common stock, to change the exercise price to $0.28 per share, and extend the expiration date to five years from the amendment date.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

No.	Description
10.1	Amendment to Amended and Restated Senior Secured Note dated August 11, 2009 between Hythiam, Inc. and Highbridge International LLC

10.2	Amendment to Common Stock Purchase Warrant dated August 11, 2009 between Hythiam, Inc. and Highbridge International LLC

10.3	Amendment to Amended and Restated Warrant to Purchase Common Stock dated August 11, 2009 between Hythiam, Inc. and Highbridge International LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hythiam, Inc.

August 14, 2009	By:	/s/ MAURICE HEBERT
Maurice Hebert
Chief Financial Officer